EMPLOYMENT TERMINATION AND RELEASE AGREEMENT
                                       FOR
                               M. PHYLLIS BOURQUE


         THIS EMPLOYMENT TERMINATION AND RELEASE AGREEMENT FOR M. PHYLLIS BOURQUE ("the "Agreement") by and between the Public Service Company of New
Mexico, a New Mexico corporation, (the "Company") and M. PHYLLIS BOURQUE ("Employee"), is effective as of the date Employee signs the Agreement as set forth below.

                                 R E C I T A L S

         WHEREAS, Employee has been continuously employed by the Company since March 2, 1987.

         WHEREAS, Employee is resigning from the Company effective December 24, 1996 and is also resigning from all other positions she holds with Company, or its affiliates (including any affiliated entity over which the Company, directly or indirectly, has a controlling interest (an "Affiliate"));

         WHEREAS, the parties desire to compromise all claims and disputes that may currently exist between them; and

         WHEREAS, with respect to the foregoing, the Company has agreed to provide Employee with severance benefits, pursuant to the following terms and conditions.

         NOW, THEREFORE, in consideration of the promises and benefits set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, it is hereby agreed as follows:

         1. Employee's Termination. Employee is resigning from the Company and hereby resigns from any and all other positions she currently holds with Company and Affiliates thereof, including all officer, committee, and director positions currently held with such entities, such termination and resignations to be effective as of December 24, 1996 (the "Termination Date").

         2. Severance Benefits. Company agrees to provide Employee with severance benefits equal to Senior Management Plan severance benefits as set forth in the PNM Non-Union Severance Pay Plan (the "Severance Plan") as follows:

                  (a)  Severance Pay.  Severance Pay totaling $208,964.15.

                  (b) Placement Assistance. Employee shall also receive placement assistance benefits by reimbursement of her placement assistance expenses during the twelve (12) month period following the Termination Date. The amount of such reimbursement shall not exceed five percent (5%) of Employee's base salary, for a total reimbursement not to exceed $6,750. Placement assistance shall include, but shall not be limited to: (i) out-of-town travel (i.e., airfare, mileage, rental cars, lodging and meals), (ii) services for out placement, (iii) resume preparation and mailing, and (iv) recruitment or employment agencies fees.

                  (c) Health Care Coverage. Employee shall receive Health Care Benefits for the next twelve (12) calendar months immediately following Employee's Termination Date, with the Company paying for all such Health Care Benefits for Employee and her enrolled eligible dependents on such terms and conditions as was provided by the Company immediately prior to the Termination Date. Employee will not be allowed to change her level of benefits (including the elected family coverage) during such twelve (12) month period. If Employee was receiving a monthly refund immediately prior to her Termination Date due to the elected level of Health Care Benefits, she will continue to receive such refund during such twelve (12) month period. If Employee was required to contribute to the monthly cost of the Health Care Benefits (e.g., by payroll withholding), she will be required to continue making any applicable monthly premium payments to retain the level of coverage being provided immediately prior to such Termination Date. "Health Care Benefits" as used herein shall mean the medical and dental benefits provided to Employee under the PNM Benefit Trust and Master Plan, maintained by the Company or a health maintenance organization benefits sponsored by the Company, although the Company reserves the right from time to time, in its absolute and sole discretion, to amend such plans, in any and all respects, including the right to reduce or change the level of benefits provided thereunder, or to provide alternative forms of benefits. The Health Care Benefits provided hereunder for the first six (6) month period shall be tax free, whereas the second six (6) month period (i) shall be a taxable benefit to Employee and (ii) shall reduce by six (6) months the available Consolidated Omnibus Budget Reconciliation Act ("COBRA") medical continuation coverage period available to Employee.

         (d) Insurance Benefits. Term life insurance, accidental death and dismemberment coverage in the amount of $135,000 for a period of twelve (12) calendar months immediately following the Termination Date.

         3. Payment of Benefits and Health Care and Life Insurance Coverage. The payment for the benefits described in paragraphs 2 (a) and (b) above, and the health care and life insurance coverage shall be made to, or arranged for, Employee at the end of the seven (7) day revocation period for this Agreement, following Employee's timely execution of this Agreement and without the same being revoked by Employee.

         4. Release Provisions. Various state and federal statutes (laws) prohibit employment discrimination based on age, sex, race, color, national origin, religion, ancestry, physical or mental handicap and disability, mental condition or veteran status. These statutes are enforced through state, federal and local agencies, including the EEOC and the New Mexico Department of Labor, Human Rights Division. Employee should carefully consider this Agreement and the Release provisions of this Section 4, and thoroughly understand its effect before signing it. Employee is strongly encouraged to consult with her own attorney before signing this Agreement. Employee understands that the decision to consult with an attorney is solely the decision of Employee. Employee acknowledges that she has been given a period of at least twenty-one (21) days (the "Review Period") to review and consider this Agreement before signing it. Employee understands that she may use as much of this Review Period as she wishes prior to signing. Employee may revoke this Agreement within seven (7) days after signing it and this Agreement will become effective and enforceable only after this revocation period has expired. Revocation will be made by returning a copy of this Agreement to JUDY ZANOTTI of the Company with a written signature in the space provided at the end of the Agreement indicating that Employee has elected to revoke this Agreement. For this revocation to be effective, written notice must be received by the Company no later than the close of business on the seventh (7th) day after Employee signs this Agreement. If Employee does not sign the Agreement during the Review Period or if she revokes this Agreement during the seven (7) day revocation period, it shall not be effective nor enforceable and Employee will not receive the benefits provided under this Agreement.

         (a) Release of the Company. By signing this Agreement, Employee agrees to release and discharge the Company and Affiliates, their directors, officers, agents, supervisors, employees, subsidiaries and successors from any and all claims which Employee has or may have arising out of or related to Employee's relationship, in any capacity, with the Company or Affiliates or the termination of employment with the Company or Affiliates ("Claims"). This Agreement includes, but is not limited to any Claims arising under Title VII of the Civil Rights Act, as amended, which prohibits discrimination based on race, color, national origin, religion, or sex; the Age Discrimination in Employment Act, which prohibits discrimination based on age; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Rehabilitation Act of 1973, which prohibits discrimination based on handicap; the Americans with Disabilities Act, which prohibits discrimination based upon disability; the Vietnam Era Veterans Readjustment Act of 1974, which prohibits discrimination against veterans; the Family Medical Leave Act of 1993 which provides certain employee's rights with respect to employee absences; the Employee Retirement Income Security Act of 1974 ("ERISA"), which governs rights in employee benefit plans; the New Mexico Human Rights Act, which prohibits discrimination based on race, color, national origin, religion, ancestry, sex, or mental or physical handicap; or any of these statutes, as amended, as of the date of signing of this Agreement, or any other federal, state, or local statute, law, executive order or regulation. This Agreement also includes a release by Employee for any Claims arising from state or federal common law or statute including any claims relating to the Company's right to terminate its employees, including but not limited to any claims for wrongful discharge, retaliatory discharge, breach of covenant of good faith and fair dealing or breach of employment contract. Employee also releases the Company, by way of illustration, but not limitation, for any personal injury or stress damages in connection with her treatment by the Employer or arising out of her termination. Employee agrees not to file any lawsuit or assert any Claim, without limitation, based upon the foregoing state or federal common laws or statutes.

         This Agreement does not extend to a release of the Company for any benefits payable pursuant to the Agreement, nor to any benefits that Employee might otherwise be entitled pursuant to any of the Company's pension plans (as that term is defined in Section 3(2)(A) of ERISA), benefits pursuant to the then applicable PNM health insurance plans, any health maintenance organization, or Benefits My Way. Pursuant to 29 U.S.C. ss. 626, this Agreement does not extend to any claims or rights under the federal Age Discrimination in Employment Act which may arise out of the actions of the Company or an Affiliate after the date of this Agreement. Notwithstanding anything herein to the contrary, nothing herein shall be construed as to abrogate or supersede any obligation or agreement of the Company or Affiliates that may exist outside of this Agreement, pursuant to applicable bylaw provisions of the Company or Affiliates, to indemnify Employee, or to provide Employee with director and officer liability insurance. This Agreement shall not increase or adversely impact any such rights or obligations to which Employee may be entitled under such indemnification or directors and officers liability insurance referred to in the immediately preceding sentence.

         (b) No Release of Employee. The Company and Affiliates do not release Employee from any claim which the Company or an Affiliate has or may have against Employee arising out of or relating to Employee's relationship, in any capacity, with the Company or Affiliates. This Agreement also does not release Employee for expressly contracted debts or loans due the Company or Affiliates, evidenced by written notes or agreements, or for willful, wanton or intentionally wrongful acts, nor does this Agreement extend to matters or events occurring after the date of this Agreement.

         5.       Confidential Information.

         (a) Employee Acquired Confidential Information. Except as required by law, Employee agrees to keep confidential all "Confidential Information" (as defined in this Agreement) obtained during the course of employment with the Company and the positions she has held with Affiliates. Employee agrees that she will not reveal any Confidential Information to any other person, corporation or entity, without the prior written consent from an authorized Company representative. The term "Confidential Information" as used in this Agreement means information, written or otherwise, which Employee has received in the course of her relationship, in any capacity with the Company or Affiliates and includes, without limitation, all reports, forecasts, contracts, customer information, confidential commercial information, trade secrets, business secrets, personnel information or any information that is not available to the general public. Any information, analysis or interpretation which is public information as a result of (A) a public filing made by the Company or Affiliates or (B) information supplied by the Company or Affiliates pursuant to formal discovery procedures (unless such information, analysis or interpretation is public as a result of a breach of this Agreement) shall not be considered Confidential Information.

         (b) Confidential Employment Information. PNM and Affiliates agree that, consistent with current policy, they will only release information confirming dates of employment and positions held by Employee.

         (c) This Agreement Confidential. The parties, and each of them, agree that this Agreement has been entered into with the understanding that all of the terms and conditions hereof will remain confidential and that they or their legal representatives will not, except as provided herein, disclose to any Third Party the terms and conditions of this Agreement unless the other party hereto consents in writing to such disclosure. As used herein, "Third Party" means any person, corporation, partnership, firm, consultant, or governmental entity, or representatives of any of the foregoing, other than officers, employees and attorneys of the parties to this Agreement.

         (d) Protective Order. In the event that Employee is requested or required to disclose the Confidential Information pursuant to Section 5(a), (b) or (c) above, it is agreed that Employee shall provide the Company with prompt written notice of such request(s) at least ten (10) days prior to making any such disclosure and advise whether or not Employee intends to seek an appropriate protective order to preclude disclosure of such information. If Employee seeks a protective order, the Company or any Affiliate may join in such action. If Employee does not seek a protective order, then the Company or an Affiliate shall have such right to seek a protective order. The parties to the Agreement agree to cooperate in seeking a protective order if any party hereto so requests.

         If Employee seeks such protective order, without the Company or the Affiliate joining such action, or if the Company and/or the Affiliate commences such action, without Employee seeking or joining in such action, then the party seeking such protective order shall pay the attorney fees and expenses associated therewith, including the reasonable attorney fees and costs of any other party to this Agreement who requires such legal counsel to protect her or its interest pursuant to such action. If Employee or the Company (and/or Affiliate) both join in such action, then each shall be responsible for her or its respective attorney fees and costs. If, in the absence of a protective order or the receipt of a waiver hereunder, a party is legally bound, in the written opinion of its counsel, to disclose the Confidential Information, it may legally do so without a breach of this Agreement. PNM and Affiliates shall instruct their directors, officers, employees, agents and attorneys to maintain the confidentiality provisions hereof. Notwithstanding the foregoing, all parties hereby consent to the disclosure of information contained in or related to this Agreement to the extent required, in the opinion of counsel to a party hereto, to comply with applicable securities laws and regulations or the laws and regulations administered by the NMPUC which bind such party.

         6. Agreement to Assist Company. Employee agrees to assist the Company when requested from time to time in the future, such as in providing testimony or providing information to the Company or its counsel.

         7. Accord and Satisfaction. Employee agrees that the payments and benefits provided for pursuant to this Agreement and the provisions included hereunder constitute full settlement and satisfaction of all claims released by Employee as described in Section 4(a), and agrees that this Agreement and the benefits provided pursuant to this Agreement are not to be construed as an admission of liability by the Company, Affiliates, or their directors, officers, supervisors, agents, employees or any other persons or entities being released. Employee further agrees that acceptance of the payments and benefits provided under this Agreement constitute a waiver of all rights Employee may have to pursue any rights and privileges under any internal grievance procedure or policy.

         8. Entire Agreement. The benefits provided hereunder are in lieu of any other benefits to which Employee may be eligible under (i) severance plans (including employment option programs) or agreements maintained by Company or Affiliates thereof (including any right to receive a notice of position impaction under Company or Affiliates severance plans, which right is hereby specifically waived), (ii) executive or employee retention plans or similar type change in control plans or agreements maintained by Company or Affiliates thereof, or (iii) any other benefit plan of the Company or its Affiliates not otherwise mentioned in the following sentence of this paragraph. The benefits provided hereunder are not, however, in lieu of nor is the Agreement intended to increase or decrease or in any way impact the benefits otherwise provided to Employee under plans that are specifically not released by Section 4(a).

         9. Payroll Taxes. Any amounts due pursuant to this Agreement shall be reduced by applicable federal, social security (FICA) (Employee's portion only) and state payroll withholding taxes.

         10. Interpretation and Appeals. The interpretation, administration and appeals of any dispute regarding this Agreement shall be resolved under the interpretation, administration and appeal provision of the Severance Plan, Articles VI and XI thereof, which are incorporated herein by reference.

         11. Controlling Laws. This Agreement shall be interpreted under the laws of the State of New Mexico.

         12. Headings. The headings and subheadings in this Agreement are inserted for convenience and reference only and are not to be used in construing this Agreement or any provision thereof.

         13. Revocation Contingency. It is hereby agreed that the benefits provided hereunder are contingent upon the Employee properly completing and delivering this Agreement without revoking the same as otherwise provided in
Section 4 hereof.

         14. Signature by Employee. Employee has twenty-one (21) days from the date this Agreement is delivered to her to sign and return it to the Company. If she does not sign, as provided below, and return the same within the twenty-one
(21) day period, this Agreement shall no longer be of any force or effect. Following the signing of the Agreement by Employee, she shall have seven (7) days to revoke the same by returning a revoked copy of the Agreement to the Company. The date of the signature and delivery by Employee shall be determined by the date set forth in the notarial acknowledgment with respect to such signature.

         EMPLOYEE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS TERMINATION AND RELEASE AGREEMENT WHICH SETS FORTH THE ENTIRE AGREEMENT BETWEEN (I) THE COMPANY AND EMPLOYEE WITH REGARD TO EMPLOYEE'S EMPLOYMENT WITH THE COMPANY, AND HER TERMINATION AND (II) AFFILIATES AND EMPLOYEE WITH REGARD TO EMPLOYEE'S EMPLOYMENT WITH AFFILIATES AND TERMINATION. EMPLOYEE HEREBY ACKNOWLEDGES THAT EMPLOYEE HAS NOT RELIED UPON ANY REPRESENTATION OR STATEMENTS, WRITTEN OR ORAL, NOT SET FORTH IN THIS DOCUMENT, WITH RESPECT TO THIS AGREEMENT OR (I) AND (II) ABOVE.

         IN WITNESS WHEREOF, the parties hereto, have signed this Agreement to be effective as of the date signed and delivered by Employee.

                                       PUBLIC SERVICE COMPANY OF NEW
                                         MEXICO, INC.

                                       By
                                           -------------------------------
                                                BENJAMIN F. MONTOYA,
                                           President and Chief Executive Officer

                                       EMPLOYEE

                                       -----------------------------------
                                                M. PHYLLIS BOURQUE


STATE OF NEW MEXICO      )
                         ) ss:
COUNTY OF BERNALILLO     )

         The foregoing instrument was acknowledged before me this ____ day of _______________, 1996, by Benjamin F. Montoya, its President and Chief Executive Officer, on behalf of Public Service Company of New Mexico.


                                         ---------------------------------
                                         NOTARY PUBLIC


                                         My commission expires:


                                         ---------------------------------

STATE OF NEW MEXICO                     )
                                        ) ss:
COUNTY OF BERNALILLO                    )

                  The foregoing instrument was acknowledged before me this ____ day of _______________, 1996, by M. PHYLLIS BOURQUE.



                                         ---------------------------------
                                         NOTARY PUBLIC


                                         My commission expires:


                                         ---------------------------------

                                   REVOCATION

                  I,  M.  PHYLLIS   BOURQUE,   do  hereby  revoke  the  attached
Employment Termination and Release Agreement.



                                          --------------------------------
                                          M. PHYLLIS BOURQUE



STATE OF NEW MEXICO         )
                            ) ss:
COUNTY OF BERNALILLO        )

                  The foregoing instrument was acknowledged before me this ____ day of ______________, 1996, by M. PHYLLIS BOURQUE.



                                         ---------------------------------
                                         NOTARY PUBLIC


                                         My commission expires:


                                         ---------------------------------